Exhibit 10.3
CONFIDENTIALITY AGREEMENT
          THIS AGREEMENT is made and entered into this       day of                     , 2009, by and between StemCells, Inc., a Delaware corporation with a principal place of business at 3155 Porter Drive, Palo Alto, California 94304 (“StemCells”), and                     , a                      corporation with a principal place of business at                      (hereinafter referred to as “Recipient”).
          1. Recipient has experience with                     ; and the parties hereto wish to discuss the possibility of entering into [                    ].
          2. StemCells is willing, subject to the terms and conditions set forth herein, to disclose to Recipient certain confidential and proprietary information concerning StemCells’ business, technologies and/or operations, including the fact that conversations between Recipient and StemCells are taking place (any such information, hereinafter “Confidential Information”).
          3. In consideration of such disclosure of Confidential Information, Recipient agrees that it shall:
     (a) make no use of any of the Confidential Information except for the aforementioned purpose;
     (b) not disclose any of the Confidential Information to third parties (except as required by law, as provided below); and
     (c) take all reasonable precautions to prevent disclosure of Confidential Information to third parties.
          4. This Agreement will apply only to disclosures made within one year of the date hereof, but Recipient’s obligations under Section 3 above will continue thereafter for a period of five years. The obligations of Recipient under Section 3 shall not, however, apply to any Confidential Information that:
     (a) at the time of disclosure is, or thereafter becomes, available to the public through no fault of Recipient’s;
     (b) as shown by written records, was known to, or was otherwise in the possession of, Recipient or an affiliate prior to the receipt of such Confidential Information from StemCells;
     (c) is provided to Recipient without restriction from a source other than StemCells and other than one who would be breaching a commitment of confidentiality to StemCells by disclosing the Confidential Information to Recipient; or
     (d) is developed by Recipient independently of any disclosure made hereunder.

Confidential Information will not be deemed to be within any of the foregoing exceptions merely because it is embraced by general disclosures within such exceptions or within writings or other materials containing both Confidential Information and non-confidential information.
If disclosure of Confidential Information is required by law or legal process, the Receiving Party will notify the Disclosing Party in writing prior to making such disclosure to provide sufficient time to request a protective order; and the Receiving Party will disclose only such information that is legally required and will use its reasonable efforts to obtain confidential treatment for any Confidential Information that is so disclosed.
          5. Recipient agrees to return to StemCells all Confidential Information (including copies and excerpts) upon the request of StemCells.
          6. StemCells makes no warranties regarding the accuracy or completeness of the information provided, including Confidential Information under this Agreement. Nothing about this Agreement obligates either Party to enter into any other agreement or provides Recipient with any rights with respect to StemCells’ proprietary technologies.
          7. The failure of StemCells at any time or times to require performance of any of the provisions of this Agreement shall in no manner affect its right to enforce such provision at a later time.
          8. This Agreement shall be construed in accordance with the laws of the State of California.
          9. This Agreement shall not be assigned or transferred by Recipient without the prior written consent of StemCells and any attempt to make such assignment without such consent shall be null and void.
          10. This Agreement constitutes the entire understanding between the parties relating to the subject matter hereof, and no amendment or modification to this Agreement shall be valid or binding upon the parties unless made in writing and signed by each party.
          IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first written above.

STEMCELLS, INC.		[RECIPIENT]

By		By:
Name:	Kenneth B. Stratton	Name:
Title:	General Counsel	Title:

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